Ex. 99.28(h)(4)(iii)

Amendment to Amended and Restated

Anti-Money Laundering Agreement

This Amendment to the Amended and Restated Anti-Money Laundering Agreement dated November 27, 2012, as amended (the “Agreement”), is by and among Jackson National Life Insurance Company (“Jackson”), JNL Series Trust, JNL Variable Fund LLC, and JNL Investors Series Trust (each a “Fund,” and collectively, the “Funds”).

Whereas, Jackson and the Funds (the “Parties”) have entered into the Agreement by which the Funds delegate to Jackson the performance of certain anti-money laundering functions.

Whereas, pursuant to a reorganization of each series of JNL Variable Fund LLC into certain series of JNL Series Trust, JNL Variable Fund LLC will no longer need to be a party to the Agreement.

Whereas, the Parties have agreed to amend the Agreement to remove JNL Variable Fund LLC as a party, effective April 27, 2020.

Now, Therefore, the Parties hereto agree to amend the Agreement as follows:

1)

JNL Variable Fund LLC is hereby removed as a party to the Agreement, effective April 27, 2020.

2)

Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed, effective April 27, 2020. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson National Life Insurance Company

By: /s/ Kristan L. Richardson
Name: Kristan L. Richardson
Title: Assistant Vice President and Assistant Secretary

JNL Series Trust JNL Variable Fund LLC JNL Investors Series Trust

By: /s/ Kristen K. Leeman
Name: Kristen K. Leeman
Title: Assistant Secretary